Exhibit (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-23201) pertaining to the Unifi, Inc. 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 33-53799) pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-35001) pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan, and

(4)	Registration Statement (Form S-8 No. 333-43158) pertaining to the Unifi, Inc. 1999 Long-Term Incentive Plan;
of our reports dated August 26, 2005, with respect to the consolidated financial statements and schedule of Unifi, Inc.; Unifi, Inc. management’s assessment of the effectiveness of internal control over financial reporting; and the effectiveness of internal control over financial reporting of Unifi, Inc. included in the Annual Report (Form 10-K) for the year ended June 26, 2005.

/s/ Ernst & Young LLP
Greensboro, North Carolina
September 23, 2005